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                                                                       EXHIBIT 5

                    [IRELL & MANELLA LLP LOGO]

                         February 5, 1997




Herbalife International, Inc.
1800 Century Park East
Los Angeles, California  90067

Ladies and Gentlemen:

 We are counsel for Herbalife International, Inc., a Nevada corporation (the "Company"), and are acting as such in connection with the filing of a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the delivery by Salomon Inc, a Delaware corporation (including any related entity, "Salomon"), of up to 4,600,000 shares (including shares subject to an over-allotment option) of the Company's Common Stock, par value $.01 per share ("Common Stock"), that Salomon may receive from Mark Hughes, the Company's principal stockholder, or an entity controlled by him, under the terms of a purchase contract with Salomon and with respect to up to 1,000,000 shares of Common Stock that may be borrowed by Salomon from Mr. Hughes to settle short sales of Common Stock for the purposes described in the Registration Statement (all 5,600,000 shares covered by the Registration Statement being referred to herein as the "Shares").

 With respect to the Shares registered pursuant to the Registration
Statement (and any additional shares that may be registered pursuant to a registration statement filed under Rule 462(b) under the Securities Act in connection with the Registration Statement), it is our opinion that such Shares are validly issued, fully paid and non-assessable.

 We note that we are not licensed in the practice of law in the state of Nevada and that our opinion herein is based on publicly available compilations available with respect to the general corporation law of that state. We hereby give our written consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in such Registration Statement.

                          Very truly yours,

                          /s/ Irell & Manella LLP

                          Irell & Manella LLP